                                                                    EXHIBIT 10.1
                                                                    ------------

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 6, 2001,
                                          ---------
is by and between JABBER, INC. (f/k/a Jabber.com, Inc.), a Delaware corporation with headquarters located at 1899 Wynkoop, Suite 600, Denver, Colorado 80202 (the "Company"), WEBB INTERACTIVE SERVICES, INC., a Colorado corporation and
      -------
majority stockholder of the Company ("Webb"), and FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS, a French corporation with headquarters located at 38-40, Rue de General-LeClerc, 92794 Issy les Moulineaux Cedex 9, or an affiliate of France Telecom Technologies Investissements (the "Purchaser").
                                           ---------

                                   Recitals

     The Company wishes to sell to the Purchaser, and the Purchaser wishes to buy from the Company, on the terms and subject to the conditions set forth in this Agreement, shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and Webb wishes to
                               ------------------------
sell to the Purchaser, and the Purchaser wishes to buy from Webb, on the terms and subject to the conditions set forth in this Agreement, shares of the Company's Series A-1 Convertible Preferred Stock, par value $.01 per share (the "Series A-1 Preferred Stock"). The shares of the Series A-1 Preferred Stock and
 --------------------------
Series B Preferred Stock (the "Preferred Shares") are convertible pursuant to
                               ----------------
the terms of the Certificates of Designation, as amended, relating to the applicable Preferred Shares, copies of which are attached hereto as Exhibit A-1 and A-2 (the "Certificates of Designation"), into shares (the "Conversion
              ---------------------------                      ----------
Shares") of the Company's common stock, par value of $.01 per share (the "Common
------                                                                    ------
Stock"). The Preferred Shares and the Conversion Shares are together referred to
-----
herein as the "Securities." Any capitalized term used herein that is not
               ----------
otherwise defined shall have the meaning specified therefor in the Certificates of Designation.

     The sale of the Preferred Shares by the Company hereunder will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D") as promulgated by the Securities and
                             ------------
Exchange Commission (the "Commission") under the Securities Act of 1933, as
                          ----------
amended (the "Securities Act"). The Company has agreed to effect the
              --------------
registration of the Conversion Shares under the Securities Act pursuant to an Investor Rights Agreement of even date herewith by and between the Company, Diamond Technologies Partners, Inc. and the Purchaser, the form of which is attached hereto as Exhibit B (the "Investor Rights Agreement"), and the Company,
                                   -------------------------
the Purchaser, Webb, and holders of the Company's Series A-1 and A-2 Preferred Stock, Series C Preferred Stock and Common Stock are parties to a Stockholders Agreement of even date herewith, the form of which is attached hereto as Exhibit C (the "Stockholders Agreement").
        ----------------------

     It is the intention of the parties that after the First Closing (defined below), Webb and the Company shall separate the operations of the Company from the operations of Webb so that as of the Second Closing (defined below), Jabber will be able to operate on a stand-alone basis.

                                   Agreement

     The Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF THE PREFERRED SHARES.

     1.1  Agreement to Purchase and Sell. Subject to the terms and the
          ------------------------------
satisfaction or waiver of the conditions set forth in this Agreement, the issuance, sale and purchase of the Preferred Shares shall be consummated in three (3) separate closings. The first closing is hereinafter referred to as the "First Closing," the second closing is hereinafter referred to as the "Second
 -------------                                                         ------
Closing," and the third closing (if any) is hereinafter referred to as the
-------
"Third Closing" (each of the First Closing, Second Closing and the Third Closing
 -------------
is sometimes referred to herein as a "Closing"), and the date on which a Closing
                                      -------
occurs is herein after referred to as a "Closing Date."
                                         ------------

          (a) Subject to the satisfaction or waiver of the conditions set forth in Section 5.1 and Section 5.4 hereof, the First Closing shall occur on or about July 13, 2001 and delivery of the other Transaction Documents (as such term is defined in that certain Note Purchase Agreement dated May 2, 2001, as amended), shall be made, which delivery may be effected by facsimile transmission, and full payment of the purchase price for the First Closing shall be made as set forth in Section 1.2(a). At the First Closing, Webb shall sell to the Purchaser and the Purchaser shall purchase from Webb 750,000 shares of the Company's Series A-1 Preferred Stock at a purchase price of $1 per share and the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of shares of the Company's Series B Preferred Stock equal to $2,400,000 plus accrued interest (pursuant to the terms of that certain Convertible Promissory Note delivered by the Company to the Purchaser on May 2, 2001 ("Convertible Note")) divided by $1,000.

          (b) Subject to the satisfaction or waiver of the conditions set forth in Section 5.2 and 5.4 hereof, the Second Closing shall occur on September 1, 2001. Full payment of the purchase price for the Second Closing shall be made as set forth in Section 1.2(b). At the Second Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, at the Purchaser's sole discretion, up to 1,850 shares of the Company's Series B Preferred Stock, at a purchase price $1,000 per share, plus the number of shares of Series B Preferred Stock equal to the accrued interest due pursuant to the Convertible Promissory Note divided by $1,000.

          (c) Subject to the satisfaction or waiver of the conditions set forth in Section 5.3 and Section 5.4 hereof, the Company and the Purchaser shall consummate the Third Closing (if any) within 20 Business Days of the date after the Company delivers to the Purchaser an income statement, which may be unaudited, for the fiscal year ended December 31, 2001 (the "Income Statement");
                                                             ----------------
provided, however, the Company shall deliver the Income Statement to the Purchaser on or before January 31, 2002. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange (the
 ------------
"NYSE") and commercial banks in the city of New York are open for business.
 ----

               (i) The Income Statement shall be prepared from the books and records of the Company (which are themselves complete and accurate), consistent with past practice and in accordance with United States generally accepted accounting principles, consistently applied and maintained throughout the periods indicated, such that they fairly present the financial condition and results of operations of the Company for the reference period.

               (ii) If the Purchaser disagrees with any of the information or calculations in the Income Statement, then the Purchaser may, within 10 Business Days after delivery of the Information Statement, deliver a notice to the Company stating the existence and nature of such disagreement. Any such notice of disagreement shall specify those items or amounts as to which the Purchaser disagrees. If such notice of disagreement shall be delivered, then the parties shall use their reasonable best efforts to reach agreement on the disputed items or amounts within 10 Business Days after receipt of such notice. If within 10 Business Days following delivery of the notice of disagreement the parties have not reached agreement, then either party may submit the matter to a nationally recognized accounting firm, other than one that regularly represents or formerly represented any of the Company, Webb or the Purchaser, for review and resolution, with instructions to complete the review as promptly as practicable. The resolution of such accounting firm shall be conclusive and binding on the parties hereto. Webb and the Purchaser shall each be responsible for 50% of the cost of such review; provided, however, that Webb shall pay 100% of the cost of such review in the event that the independent accountant's review shows a discrepancy of greater than 10% in the calculation of net revenues for the 12 month period ended December 31, 2001.

               (iii) On the date of the Third Closing (if any), subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof: (i) if the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be equal or greater than Three Million Nine Hundred Sixty-two Thousand Dollars ($3,962,000) but less than or equal to Six Million Six Hundred Three Thousand Dollars ($6,603,000), then (A) the Company shall have the option to require the Purchaser to purchase an additional 2,000 shares of Series B Preferred Stock at a purchase price of $1,000 per share and (B) if the Company does not exercise its option, then the Purchaser, in its sole discretion, shall have the option to purchase 2,000 shares of Series B Preferred Stock at a purchase price of $1,000 per share; (ii) if the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be less than Three Million Nine Hundred Sixty-two Thousand Dollars ($3,962,000), then the Purchaser shall, unless otherwise agreed by the parties, have the option to purchase an additional 2,000 shares of Series B Preferred Stock at a purchase price of $1,000 per share; and (iii) if the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be greater than Six Million Six Hundred Three Thousand Dollars ($6,603,000), then the Company shall, unless otherwise agreed by the parties, have the option to require the Purchaser to purchase an additional 2,000 shares of Series B Preferred Stock at a purchase price of $1,000 per share. Full payment of the purchase price for the Third Closing shall be made as set forth in Section 1.2(c).

     1.2  Form of Payment.
          ---------------

          (a) At the First Closing, the Purchaser shall pay the aggregate purchase price for the Preferred Shares by (i) converting $2,400,000 of the principal amount plus accrued and unpaid interest under the Convertible Promissory Note against delivery of such number of shares of Series B Preferred Stock equal to $2,400,000 plus accrued interest pursuant to the terms of the Convertible Promissory Note divided by $1,000, together with a cash payment by the Company for the value of any fractional shares and (ii) by delivering $750,000 in cash by wire transfer to Webb, in accordance with Webb's written wiring instructions, against delivery of duly executed Series A-1 Preferred Stock certificates.

          (b) At the Second Closing (if any), in the sole discretion of the Purchaser, the Purchaser shall either (i) convert the remaining principal amount and accrued and unpaid interest under the Convertible Promissory Note (approximately $100,000) into Series B Stock and purchase an additional 1,750 shares of Series B Preferred Stock, at a purchase price of $1,000 per share; or
(ii) purchase 1,750 shares of Series B Preferred Stock, at a purchase price of $1,000 per share, without converting the remaining balance of the Convertible Note.

          (c) At the Third Closing (if any), the Purchaser shall pay the aggregate purchase price for the Preferred Shares as calculated pursuant to
Section 1.1(c)(iii) by wire transfer to the Company, in accordance with the
-------------------
Company's written wiring instructions, against delivery of duly executed Series B Preferred Stock certificates; provided that if the entire balance of the Convertible Note has not previously been converted into Series B Stock, then the Purchaser shall convert the balance of the Convertible Note at the Third Closing and the cash portion of the payments made at the Third Closing shall be reduced by such amount.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     The Purchaser hereby represents and warrants to the Company and Webb and agrees with the Company and Webb that, as of the date of this Agreement, as of the First Closing, as of the Second Closing and as of the Third Closing as follows:

     2.1  Authorization; Enforceability. The Purchaser is duly and validly
          -----------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its registration ("immatriculation") with full corporate power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. This Agreement, the Investor Rights Agreement and the Stockholders Agreement each constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

     2.2  Accredited Investor; Purchase as Principal. The Purchaser is an
          -------------------  ---------------------
accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, the Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition.

     2.3  Information. The Company has provided the Purchaser with information
          -----------
regarding the business, operations and financial condition of the Company, and has granted to the Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares. Neither such information nor any other investigation conducted by the Purchaser or any of its representatives shall modify, amend or otherwise affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

     2.4  Limitations on Disposition. The Purchaser acknowledges that, except as
          --------------------------
provided in the Investor Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

     2.5  Legend. The Purchaser understands that the certificates representing
          ------
the Securities may bear at issuance a restrictive legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

     Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of the Securities is registered pursuant to an effective registration statement and the Purchaser represents in writing to the Company that the Securities have been or are being sold pursuant to such registration statement, (B) the Securities have been publicly sold pursuant to Rule 144 ("Rule 144") and the Purchaser has delivered
                                     --------
to the Company customary Rule 144 broker's and seller's representation letters, or (C) the Securities can be publicly sold pursuant to Rule 144(k) under the Securities Act, the Securities shall be issued without any legend or other restrictive language and, with respect to the Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder promptly upon request.

     2.6  No Conflict. The execution, delivery and performance by the Purchaser
          -----------
of this Agreement and the other Transaction Documents to which it is a party (a) have been approved by all necessary action (corporate or other) on the part of the Purchaser and (b) will not result in any violation of any provisions of its charter, bylaws or any other governing document in effect on the date hereof, or any instrument or contract to which it is a party or by which it is bound so as to prevent the consummation of the transactions contemplated herein or in the Transaction Documents.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND WEBB.

     "Company's Knowledge" means the actual knowledge of any officer or director of the Company or Webb, as well as the knowledge any such person would have after reasonable inquiry. The Company and Webb hereby represent and warrant to the Purchaser and agree with the Purchaser that, as of the date of this Agreement, as of the First Closing, as of the Second Closing and as of the Third Closing:

     3.1  Organization, Good Standing and Qualification. The Company is duly
          ---------------------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

     3.2  Authorization; Consents. The Company has the requisite corporate power
          -------------  --------
and authority to enter into and perform its obligations under (a) this Agreement, (b) the Investor Rights Agreement, (c) the Stockholders Agreement,
(d) the Distribution Agreement of even date herewith (the "Distribution
                                                           ------------
Agreement"), and (e) all other Transaction Documents to execute and file, and
---------
perform its obligations under the Certificate of Designation, to issue and sell the Preferred Shares to the Purchaser in accordance with the terms hereof and to issue and deliver Conversion Shares in accordance with the terms of the Certificates of Designation. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (x) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents and (y) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificates of Designation has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the registration obligations set forth in the Investor Rights Agreement), or any other person or entity is required.

     3.3  Enforcement. Each of the Transaction Documents constitutes a valid and
          -----------
legally binding obligation of the Company, enforceable in accordance with its terms.

     3.4  Disclosure. All information relating to or concerning the Company set
          ----------
forth in this Agreement or provided to the Purchaser in connection with the transactions contemplated hereby (such information being referred to herein as the "Disclosure Documents"), is true and correct in all material respects and
     --------------------
neither the Company nor Webb has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     3.5  Capitalization. The capitalization of the Company, including its
          --------------
authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock), exercisable for, or convertible into or exchangeable for any shares of common stock and the number of shares initially to be reserved for issuance upon conversion and exercise of the Preferred Stock is set forth on Schedule 3.5 hereto. All of such outstanding
                                    ------------
shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.5, no shares of
                                                      ------------
the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as
                                                          ------------
contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company. The Company does not own or hold any shares of stock or any other security or interest in any other entity or any rights to acquire any such security or interest.

     3.6  Valid Issuance. The Preferred Shares are duly authorized and, when
          --------------
issued, sold and delivered in accordance with the terms hereof, (a) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company (collectively, "Encumbrances"), (b) based in part upon the
                                    ------------
representations of the Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable federal and state securities laws and (c) will be entitled to all of the rights, preferences and privileges set forth in the Certificates of Designation. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificates of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any Encumbrances. The Company's Board of Directors (x) has determined that the issuance and sale of the Preferred Shares hereunder, and the consummation of the transactions contemplated hereby, by the other Transaction Documents and by the Certificates of Designation (including without limitation the issuance of the Conversion Shares upon exercise of the Preferred Shares), are in the best interests of the Company and (y) has approved the issuance of Conversion Shares upon exercise of the Preferred Shares.

     3.7  No Conflict with Other Instruments. The Company is not in violation of
          ----------------------------------
any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof (or on any Closing Date) or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any federal, state or foreign judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which violation or default could reasonably be expected to have a Material Adverse Effect. The Company is not in breach of any agreement to which it is a party or by which it is bound where such breach could have a material adverse effect on (a) the business, operations, financial condition, customer or employee relations of the Company,
(b) the transactions contemplated hereby, by the other Transaction Documents or by the Certificates of Designation, (c) the Securities or (d) the ability of the Company to perform its obligations under this Agreement, the other Transaction Documents or the Certificates of Designation (collectively, a "Material Adverse
                                                               ----------------
Effect"). The (a) execution, delivery and performance of this Agreement and the
------
other Transaction Documents, (b) execution and filing of the Certificate of Designation and (c) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares) will not, in any such case, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Encumbrance upon any assets of the Company or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights

(whether pursuant to a "poison pill" provision or otherwise), on the part of holders of the Company's securities.

     3.8  Financial Condition; Taxes; Litigation.
          -------------------  -----  ----------

          3.8.1 The Company's financial condition is as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no change to the Company's business, operations or financial condition since March 31, 2001 that could reasonably be expected to have a Material Adverse Effect.

          3.8.2 The Company has filed all tax returns required to be filed by it and paid all taxes which are due, except for taxes which it reasonably disputes (and which are set forth with an explanation of the basis for such dispute on Schedule 3.8) or which could not reasonably be expected to have a
           ------------
Material Adverse Effect. All tax returns filed by the Company that it is required to file under applicable laws and regulations are complete and correct in all material respects. The Company has withheld and paid over all taxes that it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no unresolved questions or claims concerning the Company's tax liability.

          3.8.3 Neither the Company nor Webb is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity which could reasonably be expected to have a Material Adverse Effect.

          3.8.4  Except as described on Schedule 3.8.4, there is no claim,
                                        --------------
litigation or administrative proceeding pending or, to the Company's knowledge, threatened or contemplated, against the Company, or against any officer, director or employee of the Company in connection with such person's employment therewith and the Company and Webb are not aware of any factual basis for any such claim or proceeding. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

     3.9  Intellectual Property. The Company owns or possesses sufficient legal
          ---------------------
rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes (collectively, "Intellectual Property") used in or for its business as now conducted and as proposed to be conducted, without any infringement of the rights of others. The Company has at all times, and will continue to, take all actions necessary and desirable to maintain and protect each of the items of Intellectual Property owned or used by the Company. Except as otherwise set forth in Schedule 3.9
                                                               -------- ---
attached hereto, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products with a retail license value of less than $500. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the Intellectual Property rights of any other person or entity. The Company is not aware of any violation or misappropriation, or threatened violation or misappropriation, or any allegation of invalidity by any other person or entity of the Company's Intellectual Property rights. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to the employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. Each of the Company's prior and current employees and independent contractors who have contributed to the Company's proprietary products have executed non-disclosure and assignment of intellectual property rights agreements ("IP Assignment Agreements"), all of which agreements are valid and fully enforceable. The Company's proprietary products include, without limitation, those software programs identified in
Schedule 3.9, with respect to which software programs the Company is currently
-------- ---
seeking copyright registration with the U.S. Copyright Office (collectively, the "Proprietary Software"). The Company's Proprietary Software has been developed entirely by the Company's employees and independent contractors, all of whom have executed IP Assignment Agreements vesting in the Company all Intellectual Property rights in the Proprietary Software. The Company developed the Proprietary Software independently and separately from the Company's other proprietary software programs that are "open source". There is no overlap in the programming between, nor any code sharing between, nor any other intellectual property rights that are embodied in both, the Company's Proprietary Software and its "open source" software. The Company's acquisition of the "JABBER" trademark, including the registration therefor with United States Patent and Trademark Office, with registration number 2148182, is fully valid and binding. The Company acquired from the original registrant of such trademark all goodwill associated with the trademark, and the Company's trademark rights in "JABBER," including the registration therefor, is fully enforceable. Schedule 3.9 attached
                                                           -------- ---
hereto further identifies each registration issued with respect to, and pending application for the registration of, the Company's Intellectual Property.

     3.10  Registration Rights; Rights of Participation. Except as described on
           -------------------  -----------------------
Schedule 3.10 hereto, (a) the Company has not granted or agreed to grant to any
-------------
person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company to be registered with the Commission or any other governmental authority and (b) no person or entity including, but not limited to, Webb and current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities of the Company or other consideration as a result of, the transactions contemplated by this Agreement or the other Transaction Documents which has not been waived or will not be waived or otherwise satisfied as of the respective Closing Date.

     3.11  Solicitation; Other Issuances of Securities. Neither Webb nor any of
           ------------  -----------------------------
its subsidiaries (including the Company) or affiliates, nor any person acting on its or their behalf, (a) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares, (b) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (c) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares to the Purchaser or the issuance of the Conversion Shares for purposes of the Securities Act or of any applicable stockholder approval provisions.

     3.12  Fees.  Except as described on Schedule 3.12 hereto, neither the
           ----                          -------------
Company nor Webb is obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative or entity in connection with the transactions contemplated hereby. Webb shall indemnify and hold harmless the Purchaser from and against any claim by any person or entity alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

     3.13  Regulatory Permits. The Company possesses all certificates,
           ------------------
authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to so possess such certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of, nor to the Company's knowledge is there any basis for, proceedings relating to the revocation or modification of any such certificate, authorization or permit which revocation or modification could reasonably be expected to have a Material Adverse Effect.

     3.14  Environment. Except as disclosed in Schedule 3.14, (a) there is no
           -----------                         -------------
environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company that, individually or in the aggregate, would have a Material Adverse Effect and (b) the Company has not violated any environmental laws applicable to it now or previously in effect ("Environmental Laws"). The Company is not subject to any clean up liability,
  ------------------
and the Company has no reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

     3.15  ERISA. The Company does not maintain or have any obligation to
           -----
contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under, (i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law), (ii) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, (iv) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, or (v) any other plan or arrangement providing for deferred compensation, or other welfare benefit plan, whether or not terminated. For purposes of this Section 3.15, the
                                                              ------------
term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

     3.16  Compliance with Laws.  The Company has conducted its business in
           --------------------
compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.17  Financial Statements. Attached hereto as Schedule 3.17 are the
           --------------------                     -------------
following Financial Statements:

           (a) balance sheets of the Company dated December 31, 2000 and May 31, 2001.

           (b) statements of earnings for the 11-month period ended December 31, 2000 and for the 5-month period ended May 31, 2001;

           (c) statements of stockholders' equity for the 11-month period ended December 31, 2000 and for the 5 month period ended May 31, 2001.

The Financial Statements have been prepared from the books and records of the Company (which are themselves complete and accurate) in accordance with United States generally accepted accounting principles consistently applied, and maintained throughout the periods indicated, and fairly present the financial condition of the Company as at their respective dates and the results of operations for the periods covered thereby.

     3.18  Subsequent Events; Corporate Transactions.
           -----------------------------------------

           3.18.1  Except as set forth in Disclosure Schedule 3.18, with
                                          ------------------------
respect to the First Closing, since March 31, 2001; with respect to the Second Closing, since the First Closing; and with respect to the Third Closing, since the Second Closing; there has not been any change in the business, financial condition, customer or employee relations, operations or results of operations of the Company.

           3.18.2 Without limitation of the foregoing, with respect to the First Closing, since March 31, 2001; with respect to the Second Closing, since the First Closing; and with respect to the Third Closing, since the Second Closing; and except as set forth in Disclosure Schedule 3.18:
                                    ------------------------

           (a) The Company has not sold, leased, transferred, or assigned any assets, tangible or intangible, other than for a fair consideration in the ordinary course of business.

           (b) Except for this Agreement, the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the ordinary course of business or that is otherwise material to the Company.

           (c) The Company has not accelerated, terminated or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Company is a party or by which it is bound or that is otherwise material to the Company.

           (d) The Company has not imposed any Encumbrance upon any of its assets, tangible or intangible.

           (e) The Company has not made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business.

           (f) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) outside the ordinary course of business.

           (g) The Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $5,000 in the aggregate.

           (h) The Company has not merged with any other company, consolidated or sold or consented to the sale of any of the material assets of the Company or acquired any material assets outside the ordinary course of business.

           (i) there has been no change made or authorized in the articles of incorporation or bylaws of the Company.

           (j) The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock.

           (k) The Company has not increased the compensation or benefits payable to employees other than scheduled increases in the ordinary course of business.

           (l) The Company has not made any change in its accounting, collection or payment practices.

           (m)  The Company has not committed or agreed to any of the foregoing.

     3.19  Undisclosed Liabilities.  The Company does not have any liability,
           -----------------------
except for (a) Liabilities reflected in the Financial Statements (including any notes thereto), (b) Liabilities that have arisen in the ordinary course of business after March 31, 2001, with respect to the First

Closing; with respect to the Second Closing, have arisen since the First Closing; and with respect to the Third Closing, have arisen since the Second Closing; and (c) Liabilities set forth in Disclosure Schedule 3.19.
                                          ------------------------
"Liabilities" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including liability for taxes.

     3.20  Properties.  Attached hereto as Schedule 3.20 is a list containing a
           ----------                      -------------
description of all of the Company's interests in real property (including, without limitation, leasehold interests) used or occupied by it in the conduct of the business (the "Real Property"). Except as expressly set forth on
Schedule 3.20, such Real Property is free and clear of Encumbrances and is not
-------------
subject to any rights of way, building use restrictions, exceptions, variances or limitations which interfere with the use of such property in the conduct of the business. All Real Property leases used in the conduct of the business are described in Disclosure Schedule 3.20, are in full force and effect, and the
             ------------------------
Company holds a valid and existing leasehold interest under each of the leases for the terms set forth on such schedule. The Company has not received written notice of any default under the leases and the Company is not in default under any of the leases. No person has the right to terminate or accelerate performance under or otherwise modify (including upon the giving notice or the passage of time) any of such leases, except in accordance with the provisions thereof. The Real Property of the business, including the real properties leased by the Company for use in the operation of the business, is in good operating condition and repair, normal wear and tear excepted, and is free from any defects of a material nature. The operation of the Real Property in the manner in which they are now and have been operated does not violate any material zoning ordinances, municipal regulations, or other rules, regulations, or laws. The Company has not received any notices, demands, or other directives from any governmental bodies with jurisdiction over the Real Property asserting that any current or past use of or condition on or about the Real Property, or any part thereof, may violate any federal, state, or local laws, rules, or regulations (including without limitation, any environmental laws).

     3.21  Insurance.  Attached hereto as Schedule 3.21 is a list of all
           ---------                      -------------
policies of fire, casualty, liability, property or other forms of insurance and all fidelity bonds held by or applicable to the Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount of self-insured retention amount, limits of coverage and annual premium. The Company does not have any liability for which any claim may be made against the Company's property, casualty or liability insurance and no event or circumstance has occurred or arisen that is likely to result in such a claim

     3.22  Personnel.  The employee relations of the Company are good and there
           ---------
is no pending or threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and has not engaged in any unfair labor practices.

4.  COVENANTS.

     4.1   Corporate Existence.  The Company shall, so long as the Purchaser or
           -------------------
any affiliate of the Purchaser beneficially owns any Securities, maintain its corporate existence in good standing under the jurisdiction of its incorporation and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes.

     4.2  Form D; Blue-Sky Qualification.  To the extent that the Company is
          ------  ----------------------
relying on Regulation D under the Securities Act in selling the Preferred Shares to the Purchaser hereunder, the Company agrees to file a Form D with respect to the Preferred Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.

     4.3  Reservation of Common Stock.  The Company shall at all times
          ---------------------------
following each Closing Date have authorized and reserved for issuance to the Purchaser pursuant to the Preferred Shares, free from any preemptive rights, a number of shares of Common Stock equal to the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (the "Reserved Amount").
                                                              ---------------

     4.4  Use of Proceeds; Bank Account.
          -----------------------------

          (a) The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes only, in the ordinary course of its business and consistent with past practice and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company, to prepay any fees or allocated costs that may become due to any stockholders of the Company, to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of common stock or other securities of the Company, other than any such payment explicitly required or permitted by the terms of this Agreement, the Certificate of Designation or the other Transaction Documents.

          (b) The Company shall establish and maintain bank accounts separate and apart from any accounts of Webb or any other person or entity. In addition, the Company shall not commingle Company funds with those of Webb or any other person or entity.

     4.5  Use of Purchaser Name.  Except as may be required by applicable law,
          ---------------------
the Company shall not use, directly or indirectly, the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation. Webb acknowledges and agrees that the Purchaser will have the opportunity to review and comment on a press release describing the transactions contemplated by this Agreement and the other Transaction Documents and that Webb will file with the Commission a Form 8-K in the form required by the Securities Exchange Act of 1934, attaching such press release.

     4.6  Environmental Laws.  The Company will take all action necessary in
          ------------------
order to comply with applicable Environmental Laws and agrees to indemnify the Purchaser from and against any loss, claim, damage or expense arising from or in connection with any failure or alleged failure of the Company to comply with such laws.

     4.7  No Adverse Action.  The Company shall refrain, while any Preferred
          -----------------
Shares are outstanding, from taking any action or entering into any arrangement that in any way adversely affects the rights, privileges or benefits of the Series B Preferred Stock.

     4.8  Intentional Acts or Omissions.  The Company shall not intentionally
          -----------------------------
perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

     4.9  Employee Matters.  The Company shall, so long as the Purchaser or any
          ----------------
affiliate of the Purchaser beneficially owns any Preferred Shares:

           4.9.1 Unless otherwise approved by the Purchaser's designee on the Company's Board of Directors, only issue options after the First Closing Date to employees, directors, consultants and other service providers that are subject to a vesting schedule whereby one-third (1/3) of the shares underlying any such option shall vest at the end of the first (1/st/) year following the date of grant; and the remaining two-thirds (2/3) of the shares underlying any such option shall vest annually, in equal increments, on the second (2/nd/) and third (3/rd/) anniversaries of the date of grant.

           4.9.2 Unless otherwise approved by the Purchaser's designee on the Company's Board of Directors, provide for a right to repurchase, at the then current fair market value, from employees within one (1) year following termination of employment, all shares issued on the exercise of any option; provided, however, that such repurchase right shall terminate upon the closing of a firm underwritten public offering of the Company's Common Stock registered under the Securities Act with an aggregate offering price of at least Thirty Million Dollars ($30,000,000) (before deduction of underwriting commissions and expenses).

           4.9.3 Require each officer, employee and consultant of the Company to enter into an acceptable proprietary information and inventions agreement prior to the First Closing.

     4.10  Business Plan; Distribution Agreement.  The Company shall submit to
           -------------------------------------
the Purchaser, on or before July 20, 2001, a business plan for the 12 month period following the First Closing, setting forth detailed milestones for the Company. The Company shall use its best efforts to provide to the Investor such Business Plan before July 20, 2001. Within thirty days after delivery, the Purchaser shall recommend any changes it desires and the parties shall thereafter use their reasonable good faith efforts to agree on an acceptable business plan. Within twenty-one days after the First Closing, the Purchaser and the Company shall negotiate the terms of and execute a Distribution Agreement satisfactory to both parties.

     4.11  Amendment of Certificate of Designations.  Prior to the First
           ----------------------------------------
Closing, the Company and Webb shall cause the Series A Certificate of Designation currently on file with the Secretary of State of Delaware to be amended and restated to create two classes of Series A Stock, consisting of 7,400,000 shares of Series A-1 Preferred Stock having one vote per share and 1,400,000 shares of Series A-2 Preferred Stock having ten votes per share (the "Redesignation"). Webb and the Company agree that the shares of Series A-1 and A-2 Preferred Stock shall continue to be pledged to the Purchaser following the Redesignation.

     4.12  Pledge of Preferred Shares. Webb and the Company agree that the
           --------------------------
shares of Series A-1, A-2 and C Preferred Stock shall continue to be pledged to the Purchaser following the Redesignation; provided, however, that at the First Closing, the Purchaser shall release its security interest in all of the Series A-1 Preferred Stock and Series C Preferred Stock and deliver such shares to Webb. The Purchaser shall retain its lien on the shares of Series A-2 Preferred Stock to secure performance of Webb's guaranty of the remaining balance due on the Convertible Note.

     4.13  Repayment.  At the First Closing, Webb shall pay in full any and all
           ---------
obligations or amounts it owes to Jabber, including, without limitation the amounts set forth on Schedule 4.13 (the "Repayment").
                     -------------

     4.14  Compliance with Covenants.  Webb shall use its best efforts to
           -------------------------
ensure that the Company complies with all of its covenants in the Transaction Documents.

     4.15  Use of Proceeds.  Prior to the First Closing, the Company shall
           ---------------
deliver to the Purchaser a report detailing management's proposed use of the proceeds from Purchaser's investments hereunder for the period from the First Closing and ending December 31, 2001 (the "Use of Proceeds Plan"). On the first and fifteenth day of each month after the First Closing, the Company shall deliver a report to the Purchaser detailing any variance from the Use of Proceeds Plan in excess of $10,000.

5.  CONDITIONS TO CLOSING.

     5.1   Conditions to Purchaser's Obligations at the First Closing.  The
           ----------------------------------------------------------
Purchaser's obligations at the First Closing are conditioned upon the satisfaction (or written waiver by the Purchaser) of each of the following events as of the First Closing Date:

           5.1.1 The representations and warranties of the Company and Webb set forth in this Agreement shall be true and correct as of such date as if made on such date;

           5.1.2 The Company and Webb shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company and Webb on or before the First Closing;

           5.1.3 The Company shall have delivered to the Purchaser a certificate, signed by an officer of the Company and Webb, certifying that the conditions specified in this Section 5.1 have been fulfilled as of the First Closing, it being understood that the Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

           5.1.4 The Company shall have delivered to the Purchaser an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit E hereto, and covering such additional matters as may reasonably be requested by the Purchaser;

           5.1.5 The Company shall have delivered to the Purchaser duly executed certificates representing the Preferred Shares being purchased by the Purchaser at the First Closing;

           5.1.6 The Company shall have executed and delivered the Investor Rights Agreement in substantially the form of Exhibit B attached hereto;

          5.1.7 The Company shall have executed and delivered the Stockholders Agreement in substantially the form of Exhibit C attached hereto;

          5.1.8 The Company shall have executed and delivered the Distribution Agreement in substantially the form of Exhibit D attached hereto;

          5.1.9 The Company shall have authorized and reserved for issuance the number of shares of Common Stock required to be reserved under Section 4.3 hereof, and shall have provided the Purchaser with reasonable evidence thereof;

          5.1.10 The Company shall have filed the Series B Certificate of Designation with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to the Purchaser and the Series B Certificate of Designation shall not have been amended, modified or rescinded, except as contemplated in the Transaction Documents

          5.1.11 The board of directors of the Company shall have increased the number of authorized members of the Company board of directors from four to five. 5.1.12 The Purchaser shall have completed its due diligence investigation of the Company and be satisfied in all respects with such investigation.

          5.1.13 The Purchaser shall determine in its sole discretion that the Company has exclusive ownership of their intellectual property rights as may be required by the Company to operate and develop the Company, including, without limitation, copyrights assignments from appropriate third parties.

          5.1.14 The Company shall have established separate bank accounts for all Company funds.

          5.1.15 The Company shall have no more than 3,820,000 shares of Common Stock reserved for future issuance to the Company's key employees and consultants pursuant to stock option or any other equity plans of the Company.

          5.1.16 The Redesignation shall have been filed in form satisfactory to the Purchaser and Purchaser's counsel.

          5.1.17 Webb shall have made the Repayment.

          5.1.18 The Company shall have delivered the Use of Proceeds Plan.

     5.2  Conditions to Purchaser's Obligations at the Second Closing.  The
          -----------------------------------------------------------
Purchaser's obligations at the Second Closing are conditioned upon the satisfaction by the Company (or written waiver by the Purchaser) of each of the following events as of the Second Closing:

          5.2.1  the First Closing shall have been consummated;

          5.2.2 The representations and warranties of the Company and Webb set forth in this Agreement shall be true and correct as of the Second Closing as if made on the Second Closing;

          5.2.3 The Company and Webb shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company and Webb on or before the Second Closing;

          5.2.4 The Company shall have delivered to the Purchaser a certificate, signed by an officer of the Company and Webb, certifying that the conditions specified in this Section 5.2 have been fulfilled as of the Second Closing, it being understood that the Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

          5.2.5 The Company shall have delivered to the Purchaser an opinion of counsel for the Company, dated as of the Second Closing, in substantially the form set forth on Exhibit E hereto, and covering such additional matters as may reasonably be requested by the Purchaser;

          5.2.6 The Company shall have delivered to the Purchaser duly executed certificates representing the Series B Preferred Stock to be purchased by the Purchaser at the Second Closing;

          5.2.7 The Company shall have authorized and reserved for issuance the number of shares of Common Stock required to be reserved under Section 4.3 hereof, and shall have provided the Purchaser with reasonable evidence thereof; and

          5.2.8 Since the date of this Agreement, there shall not have occurred, in the reasonable judgment of the Purchaser, any change in the business, operations or financial condition of the Company that could reasonably be expected to have a Material Adverse Effect.

          5.2.9 The Purchaser and the Company shall have executed the Distribution Agreement.

          5.2.10 The Board of the Investor shall have authorized the consummation of the Second Closing. It being understood that the Investor shall make its best efforts to obtain such authorization on or before July 13, 2001. If this authorization is not granted by the Board of the Investor by August 16, 2001, the Investor agrees to release the lien and the Pledge on the A-2 shares and the Company's assets and Sections 3 and 4 of the Stockholder's Agreement dated July 6, 2001, shall be null and void.

     5.3  Conditions to Purchaser's Obligations at the Third Closing.  The
          ----------------------------------------------------------
Purchaser's obligations at the Third Closing are conditioned upon the satisfaction by the Company (or written waiver by the Purchaser) of each of the following events as of the Third Closing:

          5.3.1  The Second Closing shall have been consummated;

          5.3.2 The representations and warranties of the Company and Webb set forth in this Agreement shall be true and correct as of the Third Closing as if made on the Third Closing;

          5.3.3 The Company and Webb shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company and Webb on or before the Third Closing;

          5.3.4 The Company shall have delivered to the Purchaser a certificate, signed by an officer of the Company and Webb, certifying that the conditions specified in this Section 5.3 have been fulfilled as of the Third Closing, it being understood that the Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;

          5.3.5 The Company shall have delivered to the Purchaser an opinion of counsel for the Company, dated as of the Third Closing, in substantially the form set forth on Exhibit E hereto, and covering such additional matters as may reasonably be requested by the Purchaser;

          5.3.6 The Company shall have delivered to the Purchaser duly executed certificates representing the Series B Preferred Stock to be purchased by the Purchaser at the Third Closing;

          5.3.7 The Company shall have authorized and reserved for issuance the number of shares of Common Stock required to be reserved under Section 4.3 hereof, and shall have provided the Purchaser with reasonable evidence thereof;

          5.3.8 If the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be equal to or greater than Three Million Nine Hundred Sixty-Two Thousand Dollars ($3,962,000) but less than or equal to Six Million Six Hundred Three Thousand Dollars ($6,603,000), then either the Company or the Purchaser shall have provided 15 days prior written notice of its decision to consummate the Third Closing;

          5.3.9 If the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be less than Three Million Nine Hundred Sixty-two Thousand Dollars ($3,962,000), then the Purchaser shall have provided 15 days prior written notice of its decision to consummate the Third Closing;

          5.3.10 If the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be greater than Six Million Six Hundred Three Thousand Dollars ($6,603,000), then the Company shall have provided 15 days prior written notice of its decision to consummate the Third Closing; and

          5.3.11 Since the date of this Agreement, there shall not have occurred, in the reasonable judgment of the Purchaser, any change in the business, operations or financial condition of the Company that could reasonably be expected to have a Material Adverse Effect.

     5.4  Conditions to the Company's Obligations at Each Closing.  The
          -------------------------------------------------------
Company's obligations at each Closing are conditioned upon the satisfaction (or waiver by the Company) of each of the following events as of such Closing:

          5.4.1 The representations and warranties of the Purchaser shall be true and correct as of such date as if made on such date;

          5.4.2 The Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before such Closing; and

          5.4.3 If the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be equal to or greater than Three Million Nine Hundred Sixty-Two Thousand Dollars ($3,962,000) but less than or equal to Six Million Six Hundred Three Thousand Dollars ($6,603,000), then either the Company or the Purchaser shall have provided 15 days prior written notice of its decision to consummate the Third Closing;

          5.4.4 If the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be less than Three Million Nine Hundred Sixty-two Thousand Dollars ($3,962,000), then the Purchaser shall have provided 15 days prior written notice of its decision to consummate the Third Closing;

          5.4.5 If the Income Statement shows the Company's net revenues for the fiscal year ended December 31, 2001 to be greater than Six Million Six Hundred Three Thousand Dollars ($6,603,000), then the Company shall have provided 15 days prior written notice of its decision to consummate the Third Closing.

          5.4.6 The Purchaser shall have released its security interest in all of Webb's shares of Series A-1 and Series C Preferred Stock and delivered such pledged shares to Webb.

6.  SURVIVAL; INDEMNIFICATION; MISCELLANEOUS.

     6.1  Survival.  The representations and warranties made by the parties
          --------
herein prior to each Closing shall survive for a period ending twelve months after the applicable Closing, notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

     6.2  Indemnification.  During the period commencing on the First Closing
          ---------------
and ending twelve months after the Second Closing if there is no Third Closing or the Third Closing if there is a Third Closing, Webb shall indemnify and hold harmless the Purchaser and each officer, director and affiliate of the Purchaser ("Purchaser Indemnified Party") from and against all demands, claims, causes of action, assessments (including, without limitation, reasonable attorneys' fees and costs) that result in the value of the Company falling below $18,200,000 pre-money valuation (prior to Purchaser's investment) ("Losses"), to the extent of such Purchaser Indemnified Party's pro rata portion of such Losses, arising
                                      --------
out of (a) any breach of any covenant or agreement of the Company or Webb contained in this Agreement, which breach is caused by the act(s) or failure(s) to act of Webb and (b) any inaccuracy in any representation or warranty of the Company or Webb contained in this Agreement and in any document, certificate or other instrument or writing delivered by or on behalf of the Company or Webb in connection with this Agreement. Any Loss for which any Purchaser Indemnified Party is entitled to payment under this Section 6.2 may be paid to the Purchaser
                               -----------
Indemnified Party, at the Purchaser Indemnified Party's option, either (x) in cash or immediately available funds within 10 business days of receipt by Webb of notice of such Loss by Purchaser Indemnified Party or (y) by a contribution by Webb to the Company of the amount of such Loss. For purposes of this Section
                                                                        -------
6.2, pro rata portion of such Losses shall equal the percentage of Company
---  --------
securities owned by the Purchaser Indemnified Party, on a fully diluted basis. By way of example only, if the Company incurs a Loss of $100,000 which Loss arises out of a breach of any matter referenced in clause (a) or (b) above, and the Purchaser Indemnified Party owns 15% of the Company on a fully diluted basis, then Webb shall either pay the Purchaser Indemnified Party $15,000 or make a contribution to the Company of $15,000, at the direction of the Purchaser Indemnified Party. Notwithstanding the foregoing, the maximum liability of Webb pursuant to this Section 6.2 shall not exceed $7,000,000 in the aggregate.
                 -----------

     6.3  Successors and Assigns. The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign it rights or obligations under this Agreement except as may be specifically provided by this Agreement or the other Transaction Documents.

     6.4  No Reliance. Each party acknowledges that it has consulted with its
          -----------
own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary.

     6.5  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of Colorado, U.S.A., without regard to the conflict of laws provisions thereof.

     6.6  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     6.7  Headings; Drafting.  The headings used in this Agreement are used for
          --------  --------
convenience only and are not to be considered in construing or interpreting this Agreement. The parties shall be deemed to have participated jointly in the drafting of this Agreement and the other Transaction Documents, and no provision hereof or thereof shall be construed against any party as the drafter thereof.

     6.8  Notices. Any notice, demand or request required or permitted to be
          -------
given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (a) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., Denver time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (b) on the next Business Day after timely delivery to a nationally-recognized overnight courier, and (c) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

If to the Company:

      Jabber, Inc.
      1899 Wynkoop, Suite 600
      Denver, Colorado 80202
      Facsimile: (303) 295-3584
      Attention: Rob Balgley

with a copy to:

      Gray, Plant, Mooty, Mooty & Bennett, P.A.
      3400 City Center
      33 South Sixth Street
      Minneapolis, Minnesota 55402-3796
      Telecopy:  (612) 333-0066
      Attention: Lindley S. Branson, Esq.

If to Webb:

      Webb Interactive Services, Inc.
      1899 Wynkoop, Suite 600
      Denver, Colorado 80202
      Facsimile: (303) 295-3584
      Attention: Perry Evans

with a copy to:

      Gray, Plant, Mooty, Mooty & Bennett, P.A.
      3400 City Center
      33 South Sixth Street
      Minneapolis, Minnesota 55402-3796
      Facsimile: (612) 333-0066
      Attention: Lindley S. Branson, Esq.

and if to the Purchaser:

      France Telecom Technologies Investissements
      38-40 rue du Gal Leclerc
      92794 Issy les Moulineaux Cedex 9
      Facsimile: 011 33 145 296 560
      Attention: Eric Cozanet
with a copy to:

     Davis Graham & Stubbs LLP
     1550 Seventeenth Street, Suite 500
     Denver, Colorado 80202
     Facsimile: (303) 893-1379
     Attention: Chris Richardson, Esq.

     6.9  Expenses.  The Company and the Purchaser each shall pay all costs and
          --------
expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

     6.10 Entire Agreement; Amendments; Waiver.  This Agreement and the other
          ----------------  ----------  ------
Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Purchaser.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

JABBER, INC.


By: /s/  Rob Balgley
    ----------------------------------
Name: Rob Balgley
Title: Chief Executive Officer


WEBB INTERACTIVE SERVICES, INC.


By: /s/  Gwenael Hagan
    ----------------------------------
Name: Gwenael Hagan
Title: Senior Vice President, Corporate Development


FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS


By: /s/  Eric Cozanet
    ----------------------------------
Name: Eric Cozanet
Its: Chief Executive Officer

                                  EXHIBIT A-1

               FIRST AMENDMENT TO CERTIFICATE OF DESIGNATION OF
                           SERIES OF PREFERRED STOCK


                                 JABBER, INC.

                  FIRST AMENDMENT TO STATEMENT OF DESIGNATION
                                      OF
                      RIGHTS, PREFERENCES AND LIMITATIONS
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK


The undersigned, Lindley Branson, the Secretary of Jabber, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the following resolutions amending the terms of the Series A Convertible Preferred Stock of the Corporation were duly adopted: (i) unanimously at a meeting of the directors of the Corporation on July 3, 2001; (ii) unanimously by the holders of the total outstanding shares of Series A Convertible Preferred Stock at a meeting of shareholders of the Corporation on July 3, 2001; and (iii) by a majority of the holders of the total outstanding shares of capital stock at a meeting of shareholders of the Corporation on July 3, 2001:

RESOLVED, that the Designation of Rights, Preferences and Limitations of Series A Preferred Stock filed with the Delaware Secretary of State on June 9, 2000 shall be amended in the manner attached hereto as Exhibit A:

RESOLVED, that the Secretary of the Corporation is hereby authorized and directed to make, execute and file with the Delaware Secretary of State in the manner required by law, a First Amendment to Designation of Rights, Preferences and Limitations of Series A Preferred Stock, and to take all other action he may deem necessary or advisable to carry into effect the foregoing resolution.

IN WITNESS WHEREOF, I have subscribed my name this ____ day of July, 2001.


________________________________
Lindley Branson
Secretary

                                   EXHIBIT A

                     DESIGNATION OF RIGHTS AND PREFERENCES
                             OF PREFERRED STOCK OF
                                 JABBER, INC.
                                 ------------


A. The Corporation has authority to issue two classes of shares designated "Preferred Stock" and "Common Stock" respectively. The total number of shares of capital stock that the Corporation has authority to issue is 75,000,000. The total number of shares of Common Stock the Corporation has authority to issue is 55,000,000. The total number of shares of Preferred Stock the Corporation has authority to issue is 20,000,000. The Preferred Stock has a par value of $.01 per share and the Common Stock has a par value of $.01 per share.

B. 10,200,000 shares of Preferred Shares are hereby designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock shall consist of two classes: (i) Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock") and Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"). 8,800,000 shares of Series A Preferred Shares are hereby designated Series A-1 Preferred Stock; and 1,400,000 shares of Series A Preferred Shares are hereby designated Series A-2 Preferred Stock. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

     1.  Dividends.

     The holders of the Series A Preferred Stock shall be entitled to receive dividends only when, as, and if declared by the Board of Directors and such dividends shall be noncumulative. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation unless a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

     2.  Liquidation Preference.
     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.50 per share, (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them (the "Preferred Liquidation Amount"). The Designation for any other series of the Corporation's Preferred

     Stock may provide that the liquidation preference for such stock is prior to and may be paid before the payment of the liquidation preference for the Series A Preferred Stock. If the funds available upon liquidation are insufficient to satisfy in full the Preferred Liquidation Amount of all series of Preferred Stock, then the entire assets of the Corporation available for such distribution shall be distributed ratably first among the holders of Series B Preferred Stock of the Corporation and then distributed ratably among the holders of Series A Preferred Stock and any other outstanding series of Preferred Stock (other than Series B Preferred Stock), based on the number of shares held by each multiplied by the applicable Preferred Liquidation Amount per share. Immediately after the holders of Series A Preferred Stock, Series C Convertible Preferred Stock (the "Series C Preferred Stock") and any other outstanding series of Preferred Stock other than Series B Preferred Stock shall have been paid in full their respective Preferred Liquidation Amount, the holders of the Common Stock shall share ratably with the holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock (as if such shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock had been converted to Common Stock in accordance with the terms thereof); provided, however, that nothing herein shall preclude the holders of Series A Preferred Stock from converting their shares of Series A Preferred Stock to Common Stock prior to such liquidation, dissolution or winding up in accordance with the provisions of paragraph 4 below.

     (b) Whenever the distribution provided for in this Section B.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

     3.   Voting Rights.
     Except as otherwise expressly provided herein, or as required by law, the holders of shares of Series A Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Corporation entitled to vote together with the Common Stock as a single class on all actions to be taken by the shareholders of the Corporation. Each share of Series A-1 Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the largest number of whole shares of Common Stock into which such shares of Series A-1 Preferred Stock could be converted, pursuant to the provisions of paragraph 4 herein, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Each share of Series A-2 Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal ten times the largest number of whole shares of Common Stock into which such shares of Series A-2 Preferred Stock could be converted, pursuant to the provisions of paragraph 4 herein, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

     4.   Conversion.
     The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series A Preferred Stock shall be initially convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Common Stock (the "Series A Conversion Rate").

     (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Rate immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public for which the gross proceeds are at least $30,000,000 (a "Qualified Public Offering"). In the event of the automatic conversion of the Series A Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred Stock shall be given written notice of such conversion and be deemed to have converted such Series A Preferred Stock effective upon the closing of such sale of securities.

     (c)  Automatic Conversion of Series A-2 Preferred Stock.  Each share
     Series A-2 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Rate, and the Series A-2 Preferred Stock shall theretofore cease to exist, upon the occurrence of any of the following: (i) the termination of the Pledge Agreement dated July 6, 2001 by and among the Corporation, Webb Interactive Services, Inc., and French Telecom Technologies Investissements ("FT"); (ii) FT's failure to cure timely a breach of the Stock Purchase Agreement, Investor Rights Agreement or Stockholders Agreement, all of which are dated July 6, 2001; or (iii) immediately prior to the closing of a Qualified Public Offering.

     (d) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter but in no event later than 10 days thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after June 9, 2000, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Rate in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

     (f) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.4(e) above) the Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

     (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

     (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section B.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President, Chief Financial Officer or Secretary setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

     (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

     (j) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by the Board of Directors in its sole discretion).

     (k) Notices. Any notice required by the provisions of this Section B.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation.

                                  EXHIBIT A-2

               FIRST AMENDMENT TO CERTIFICATE OF DESIGNATION OF
                           SERIES OF PREFERRED STOCK


                                 JABBER, INC.

                  FIRST AMENDMENT TO STATEMENT OF DESIGNATION
                                      OF
                      RIGHTS, PREFERENCES AND LIMITATIONS
                                      OF
                     SERIES B CONVERTIBLE PREFERRED STOCK


     The undersigned, Lindley Branson, the Secretary of Jabber, Inc., a Delaware corporation (the "Corporation"), hereby certifies that: (i) no shares of the Corporation's Series B Stock have been issued and (ii) the following resolutions amending the terms of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") of the Corporation pursuant to Section 151 of Delaware Corporation Law were duly adopted at a meeting of the directors of the Corporation on July 3, 2001:

     RESOLVED, that the Designation of Rights, Preferences and Limitations of Series B Preferred Stock filed with the Delaware Secretary of State on May 4, 2001 shall be amended to include the following additional provisions, Sections 1(c), 1(d), 1(e) and 1(f) and to amend existing Sections 1(b), 4(a)(i), 4(d) and 4(e)(i):

     1(b)  Separate Vote of Series B Preferred Stock. For so long as any shares
           -----------------------------------------
of Series B Preferred Stock with an Original Purchase Price (as defined in paragraph 2(a)) of more than $2,400,000 (subject to adjustment for any split or other similar event affecting the Series B Preferred Stock) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred Stock shall be necessary for effecting or validating the following actions:

           (i) Any alteration or change in the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred Stock;

           (ii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

           (iii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Series B Preferred Stock in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

          (iv) Any redemption, repurchase, payment of dividends or other distributions with respect to the Series A and Series C Preferred Stock, any other series of Preferred Stock pari passu with the Series A and Series C Preferred Stock and the Common Stock (herein collectively the "Junior Stock") (except for acquisitions of Common Stock by the Corporation pursuant to employee benefit plans or equity incentive agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation);

          (v) Any agreement by the Corporation or its stockholders regarding the merger or consolidation of the Corporation into or with another Corporation (other than a merger which will not result in more than fifty percent (50%) of the voting power of the outstanding capital stock of the surviving or resulting corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting power of the outstanding capital stock immediately prior to such merger), or the sale, conveyance or transfer of all or substantially all of the assets of the Corporation;

          (vi) Any amendment, alteration, repeal or waiver of any provision of the Corporation's Certificate of Incorporation (including any filing of a Certificate of Designation) or Bylaws relative to the Series B Preferred Stock;

          (vii) Any agreement by the Corporation or its stockholders resulting in the sale, transfer or disposition of any intellectual property of the Corporation, other than in the ordinary course of business; or

          (viii) Any agreement by Webb Interactive Services, Inc., a Colorado corporation ("Webb"), resulting in the sale of any Common Stock or Preferred Stock to:

                 (A) a Category I Company (as defined herein), whereby such Category I Company acquires (1) Common Stock or Preferred Stock representing an equity interest in the Corporation (on an as-converted basis) in excess of 20% of all of the issued and outstanding Common Stock and Preferred Stock (on an as-converted fully diluted basis) of the Corporation immediately after such sale; (2) the right to designate one or more members of the Corporation's Board of Directors; or (3) voting rights separate from those granted to holders of Common Stock other than those provided by the Delaware Corporation Law; or

                 (B) a Category II Company (as defined herein), whereby such Category II Company acquires (1) except as provided in paragraph 1(b)(viii)(C), Common Stock or Preferred Stock representing an equity interest in the Corporation (on an as-converted basis) in excess of 20% of all of the issued and outstanding Common Stock and Preferred Stock (on an as-converted fully diluted basis) of the Corporation immediately after such sale; (2) the right to designate one or more members of the Corporation's Board of Directors; provided, however, that all Category II Companies, as a group, may designate no more than one member to the Corporation's Board of Directors without the approval of the holders of at least a majority of the outstanding Series B Preferred Stock; or (3) voting rights separate from those granted to holders of Common Stock other than those provided by the Delaware Corporation Law.

               (C) Notwithstanding subsection (B) above, the separate voting rights provided to the holders of Series B Preferred Stock by this paragraph 1(b) shall not apply if the Board of Directors of FTTI grants the authorization referred to in Section 5.2.10 of the Stock Purchase Agreement, date July 6, 2001, among the Corporation, Webb, France Telecom Technologies Investissements, a French corporation ("FTTI"), and DiamondCluster International, Inc. ("DiamondCluster"), and Webb intends either: (i) to make any Transfer (as that term is defined in the Stockholders Agreement, dated July 6, 2001, among the Corporation, Webb, FTTI and DiamondCluster (the "Stockholders Agreement")) on Category II Terms (as that term is defined in the Stockholders Agreement) or (ii) to make any Transfer which represents 20% of the Corporation's then outstanding Capital Stock (as that term is defined in the Stockholders Agreement) (on an as-converted basis) to a party which is not a Category I or Category II Company, then:

                    (1) At least 45 days prior to making any such Transfer, Webb shall deliver a written notice (the "Webb Notice") to FTTI, specifying in reasonable detail the proposed number and class of Stockholder Shares (as that term is defined in the Stockholders Agreement) to be transferred by Webb, the identity of the proposed transferee(s) of such shares, and the proposed terms (including price and whether paid in one lump sum or in installments) and conditions of the Transfer (the "Webb Minimum Sale Terms").

                    (2) FTTI may elect to purchase the Stockholder Shares specified in the Webb Notice at the price and on the terms specified therein by delivering written notice of such election to Webb as soon as practical but in any event within 10 days after the delivery of the Webb Notice.

                    (3) If FTTI elects to purchase the Stockholder Shares specified in the Webb Notice, then the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice. If FTTI has elected not to purchase all of the Stockholder Shares being offered, then Webb may, within 120 days after the delivery of the Webb Notice, and subject to
               Section 4(c) of the Stockholders Agreement, transfer such Stockholder Shares to one or more third parties at a price no less than the price per share specified in the Webb Notice and on other terms no more favorable to the transferees than offered to FTTI in the Webb Notice.

               (D) For purposes of this paragraph 1, a "Category I Company" shall mean three (3) European-based companies (including any successor companies) identified by the holders of a majority of the outstanding Series B preferred Stock on or before July 2, 2001.

               (E) For purposes of this paragraph 1, a "Category II Company" shall mean seven (7) companies (including any successor companies) identified by the holders of a majority of the outstanding Series B Preferred Stock on or before July 2, 2001; provided, however, such holders shall have the right to redesignate up to two (2) Category II Companies on an annual basis.

     1(c)  Board of Directors.  For so long as shares of Series B Preferred
           ------------------
Stock remain outstanding: (i) the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (ii) the holders of the Common Stock and all series of Preferred Stock, voting as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

     1(d)  Removal.  The Board of Directors or any director may be removed from
           -------
office at any time (with or without cause) by the affirmative vote of the holders of the voting power of all then outstanding shares entitled to vote at an election for such director or directors; provided, however, that only the holders of Series B Preferred Stock, voting as a class, shall be entitled to vote for the removal of the member of the Corporation's Board of Directors elected by the holders of the Series B Preferred Stock.

     1(e)  Restrictions on Transfer of Stockholder Shares.  A Stockholder
           ----------------------------------------------
(defined as a party to the Stockholders Agreement) may freely sell, transfer, assign, pledge or otherwise dispose of any interest in any Stockholder Shares (a "Transfer") except as provided in this Section 1(e) and the Stockholders Agreement.

           (i) First Refusal Right.  A Stockholder other than Webb may only
               -------------------
     Transfer Stockholder Shares to a Category I or Category II Company if the following conditions are met:

               (A) At least 45 days prior to making any Transfer of any Stockholder Shares to a Category I or Category II Company, the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (the "Offer Notice") to the Corporation, FTTI and the Other Stockholders (as that term is defined in the Stockholders Agreement), specifying in reasonable detail the proposed number and class of Stockholder Shares to be transferred, the identity of the proposed transferee(s) of such shares, and the proposed terms (including price and whether paid in one lump sum or in installments) and conditions of the Transfer (the "Minimum Sale Terms").

               (B) The Corporation may elect to purchase up to all of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 10 days after the delivery of the Offer Notice.

               (C) If the Corporation has not elected to purchase all of the Stockholder Shares within such 10-day period, FTTI and the Other Stockholders may elect to purchase all (but not less than all) of the applicable class(es) of such Stockholder Shares not purchased by the Corporation at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within 30 days after delivery of the Offer Notice. If FTTI and the Other Stockholders have in the aggregate elected to purchase more than the number of Stockholder Shares being offered by the Transferring Stockholder and not being purchased by the Corporation, the shares shall be allocated among FTTI and the Other Stockholders electing to purchase shares according to such Person's (as that term is defined in the Stockholders Agreement) pro rata share. Each Person's pro rata share for this Section 1(e)(i)(C) shall equal the product of (x) the quotient determined by dividing the percentage of Stockholder Shares (on an as converted basis) owned by such Person by the aggregate percentage of Stockholder Shares (on an as converted basis) owned by FTTI and such Other Stockholders who have elected to participate in such Transfer and (y) the number of Stockholder Shares (on an as converted basis) to be sold in the contemplated Transfer.

               (D) If the Corporation, FTTI or any Other Stockholders have elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 45 days after the delivery of the Offer Notice. If the Corporation, FTTI and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 120 days after the delivery of the Offer Notice, transfer such Stockholder Shares to one or more Category I or Category II Companies at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Corporation, FTTI and the Other Stockholders in the Offer Notice.

               (E) The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged without the prior written consent of the Corporation, which consent may not be unreasonably withheld.

          (ii) Participation Rights.  A Stockholder other than Webb may make a
               --------------------
     Significant Transfer (as that term is defined in the Stockholders Agreement) of Stockholder Shares if the following conditions are met:

               (A) At least 60 days prior to offering to make a Significant Transfer of any Stockholder Shares to a Person, a Stockholder shall deliver a written notice of the Stockholder's intention to offer such shares to the Corporation, FTTI and the Other Stockholders. At least 30 days prior to any Significant Transfer of

          Stockholder Shares, the Stockholder proposing to make such Significant Transfer (the "Selling Stockholder") shall deliver a written notice (the "Sale Notice") to the Corporation, FTTI and the Other Stockholders specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Stockholder Shares being transferred and the terms (including price and whether paid in one lump sum or installments) and conditions of the Significant Transfer.

                (B) FTTI and the Other Stockholders may elect to participate in the proposed Significant Transfer by delivering written notice to the Selling Stockholder within 20 days after delivery of the Sale Notice. If FTTI and any Other Stockholders have elected to participate in such Significant Transfer, the Selling Stockholder, FTTI and such Other Stockholders shall be entitled to sell in the contemplated Significant Transfer, at the same price and on the same terms with respect to each class of Stockholder Shares to be sold, a number of Stockholder Shares equal to the product of (x) the quotient determined by dividing the percentage of Stockholder Shares (on an as converted basis) owned by such person by the aggregate percentage of Stockholder Shares (on an as converted basis) owned by the Selling Stockholder, FTTI and such Other Stockholders who have elected to participate in such Significant Transfer and (y) the number of Stockholder Shares (on an as converted basis) to be sold in the contemplated Significant Transfer.

                (C) Each Selling Stockholder shall use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of FTTI and/or the Other Stockholders in any contemplated Significant Transfer under this Section 1(e)(ii), and each Stockholder shall not transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of FTTI and/or the Other Stockholders.

                (D) No Stockholder Shares may be pledged without the prior written consent of the Corporation, which consent may not be unreasonably withheld.

                (E) For purposes of this Section 1(e), only Stockholder Shares from the class or classes of Stockholder Shares to be sold in the Significant Transfer may participate in the Significant Transfer.

          (iii) Continuation and Termination of Restrictions.  Except as
                --------------------------------------------
     provided in the following sentence, the restrictions contained in this
     Section 1(e) shall continue to be applicable to the Stockholder Shares after any Transfer. The restrictions set forth in this Section 1(e) shall terminate with respect to each Stockholder Share on the earlier of the date on which such Stockholder Share has been transferred in a Public Sale or upon the consummation of a Qualified Public Offering.

          1(f)  Participation Rights. If there is an offer received by Webb that
                --------------------
is not prohibited by the terms of Section 4(a) of the Stockholders Agreement or is not on Category II Terms, then Webb may make a Transfer of Stockholder Shares if the following conditions are met:

             (i) At least 45 days prior to any Transfer of Stockholder Shares, Webb shall deliver a written notice (the "Webb Sale Notice") to FTTI specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Stockholder Shares being transferred and the terms (including price and whether paid in one lump sum or installments) and conditions of the Transfer.

             (ii) FTTI may elect to participate in the proposed Transfer by delivering written notice to Webb within 10 days after delivery of the Webb Sale Notice. If FTTI elects to participate in such Transfer, FTTI shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms with respect to each class of Stockholder Shares to be sold by Webb, a number of Stockholder Shares of each class equal to the product of
     (x) the quotient determined by dividing the percentage of Stockholder Shares of such class owned by FTTI by the aggregate percentage of Stockholder Shares (on an as converted basis) owned by Webb and FTTI and
     (y) the number of Stockholder Shares (on an as converted basis) to be sold in the contemplated Transfer.

             (iii) Webb shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of FTTI in any contemplated Transfer under this Section 1(f), and Webb shall not transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of FTTI.

     4(a)(i) General.  Subject to and in compliance with the provisions of this
             -------
Section 4, any shares of Series B Preferred Stock together with any unpaid Series B Accruing Dividends may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the nearest smaller whole share) of Common Stock (except that upon any liquidation of the Corporation the right of conversion thereof shall terminate at the close of business on the last business day next preceding the date fixed for payment of the amount distributable with respect to such shares of Series B Preferred Stock). The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the sum of (x) the product obtained by multiplying the Applicable Conversion Rate for Series B Preferred Stock (as determined in paragraph 4(c)) by the number of shares of Series B Preferred Stock being converted, plus (y) the quotient obtained by dividing the aggregate amount of such unpaid Series B Accruing Dividends by the Applicable Conversion Value.

     4(d)    Applicable Conversion Value. The Applicable Conversion Value for
             ---------------------------
the Series B Preferred Stock shall be $1.00. The Applicable Conversion Value shall be subject to adjustment for any stock splits, combinations, stock dividends, reclassifications or other events as provided in paragraph 4(e) herein.

     4(e)(i)(A)  Sale or Issuance of Common Stock.  If the Corporation shall,
                 --------------------------------
while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock at a price per share less than the Applicable Conversion Value for Preferred Stock in effect immediately prior to such issuance or sale, or if Webb shall sell shares of the Corporation's Common Stock, Series A-1 Preferred Stock or Series C Preferred Stock at a price per share less than the Applicable Conversion Value for Series B Preferred Stock in effect immediately prior to such sale, then upon each such issuance or sale, except as hereinafter provided, the Applicable Conversion Value shall be lowered so as to be equal to the price per share of Common Stock, Series A-1 Preferred Stock or Series C Preferred Stock so issued or sold; provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares; provided, however, that this paragraph 4(e) shall not apply to sales by Webb of shares of the Corporation's Series A-1 Preferred Stock or Series C Preferred Stock (or sales by Webb of derivative securities with respect to the Corporation's Series A-1 Preferred Stock or Series C Preferred Stock) upon the earlier to occur of: (x) the receipt by the Corporation of at least $5,000,000 in consideration of sales of its capital stock (whether individually or in the aggregate from any number of equity investors) after July 6, 2001, and other than pursuant to the Stock Purchase Agreement, dated July 6, 2001, among the Corporation, Webb and FTTI, or (y) July 6, 2002.

     (B) Sale or Issuance of Warrants, Options or Purchase Rights with Respect
         ---------------------------------------------------------------------
to Common Stock.  For the purposes of this paragraph 4(e)(i), the issuance by
---------------
the Corporation of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or the issuance by Webb of any warrants, options, subscriptions or purchase rights with respect to shares of Series A-1 Preferred Stock or Series C Preferred Stock, and the issuance by the Corporation of any securities convertible into or exchangeable for shares of Common Stock, or the issuance by Webb of any securities convertible into or exchangeable for shares of Series A-1 Preferred Stock or Series C Preferred Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock or a sale of such Series A-1 Preferred Stock or Series C Preferred Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock or Webb for any such Series A-1 Preferred Stock or Series C Preferred Stock shall be less than the Applicable Conversion Value for Series B Preferred Stock at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this paragraph 4(e)(i) upon the issuance of any shares of Common Stock, Series A-1 Preferred Stock or Series C Preferred Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value pursuant to this paragraph 4(e)(i)(B) which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock, Series A-1 Preferred Stock or Series C Preferred Stock shall be recomputed if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, adjusted as if the expired or canceled warrants, options, subscriptions or purchase rights had not been issued.

     For purposes of this paragraph 4(e)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation or Webb shall mean the amount equal to the total amount of consideration, if any, received by the Corporation or Webb for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation or Webb upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock, Series A-1 Preferred Stock or Series C Preferred Stock, as the case may be, that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted. The "Net Consideration Per Share" which may be received by the Corporation or Webb shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

     (C)  Consideration:  Non-Cash Property. For purposes of this paragraph
          ---------------------------------
4(e)(i), if a part or all of the consideration received by the Corporation or Webb in connection with the issuance or sale of shares of Common Stock, Series A-1 Preferred Stock, Series C Preferred Stock or any of the securities described in this paragraph 4(e)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be recorded on the books of the Corporation as consideration for the property so received.

     This paragraph 4(e)(i) shall not apply and no adjustment in the Applicable Conversion Value shall be made hereunder upon an Extraordinary Common Stock Event (as hereinafter defined in paragraph 4(e)(iii).

     RESOLVED, that the Secretary of the Corporation is hereby authorized and directed to make, execute and file with the Delaware Secretary of State in the manner required by law, the Designation, and to take all other action he may deem necessary or advisable to carry into effect the foregoing resolution.

     IN WITNESS WHEREOF, I have subscribed my name this ____ day of July, 2001.


                                   ___________________________________
                                   Lindley Branson
                                   Secretary

                                   EXHIBIT B






                                  JABBER, INC.


              SERIES A-1 and SERIES B CONVERTIBLE PREFERRED STOCK

                           INVESTOR RIGHTS AGREEMENT


                                  July 6, 2001

                                 JABBER, INC.
         SERIES A-1 AND SERIES B CONVERTIBLE PREFERRED STOCK INVESTOR
                               RIGHTS AGREEMENT


     THIS SERIES A-1 and SERIES B CONVERTIBLE PREFERRED STOCK INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of the 6 day of July, 2001, by and between Jabber, Inc., a Delaware corporation (the "Company"), and those holders of the Company's Series A-1 and Series B Convertible Preferred Stock whose names are set forth on Exhibit A hereto (collectively the "Investors").
                 ---------

     1.   Registration Rights.  The Company covenants and agrees as follows:
          -------------------

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a) The term "Securities Act" means the Securities Act of
                             --------------
1933, as amended.

               (b) The term "Holder" means any person owning or having the right
                             ------
to acquire Registrable Securities or any assignee thereof.

               (c) The term "Exchange Act" shall mean the Securities Exchange
                             ------------
Act of 1934, as amended.

               (d) The terms "register", "registered" and "registration" refer
                              --------    ----------       ------------
to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (e) The term "Registrable Securities" means
                             ----------------------

                   (i) Common Stock owned as of the date hereof or acquired hereafter by the Investors as a result of any stock split, dividend payable in Preferred Stock (defined below) or other recapitalization of the Company without consideration paid by the Investors;

                   (ii) Common Stock issued or issuable upon conversion of the Company's Series A-1 Convertible Preferred Stock ("Series A-1 Preferred Stock") or the Company's Series B Convertible Preferred Stock ("Series B Preferred Stock", collectively with the Series A-1 Preferred Stock "Preferred Stock"); and

                   (iii) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the foregoing, excluding in all cases, however, any shares sold or transferred by a person in a transaction in which the rights under this
Section 1 are not assigned and shares held by any Holder if such shares are available for immediate sale pursuant to Rule 144(k) under the Securities Act.

          (f)  The number of shares of "Registrable Securities then outstanding"
                                        ---------------------------------------
shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (g)  The term "SEC" shall mean the Securities and Exchange Commission.
                         ---

     1.2  Request for Registration.
          ------------------------

          (a) If the Company shall receive at any time after the earlier of (i) July 6, 2004 or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from Holders of at least a majority of the Registrable Securities then outstanding ("Initiating Holders"), requesting that the Company file a registration statement under the Securities Act covering the registration of a portion of the Registrable Securities then outstanding (having an aggregate offering price to the public of at least $10,000,000), then the Company shall:

               (i) within 10 days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, or, in the event that the request is made within the first month of a fiscal period, 90 days after the receipt of such request, the registration of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b), within 20 days of the mailing of such notice by the Company in accordance with Section 3.5.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.
In such event, the right of any Holder or other holder of securities of the Company to include securities in such registration shall be conditioned upon such Holder's or Holders' participation in such underwriting and the inclusion of such Holder's or Holders' securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder or holder) to the extent provided herein. All Holders and other holders of securities of the Company proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities and other holders of registration rights that would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting on behalf of each Holder or other holder shall be allocated pro-rata among the selling stockholders according to
                          --------
the total number of securities held by each such selling stockholder and entitled to inclusion therein on the basis of a registration rights agreement with the Company. For purposes of allocation of securities to be included in any offering, for any selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such selling stockholder shall be based
    --------
upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling stockholder, as defined in this sentence.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

               (ii) During the period starting with the date 90 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

     1.3  Piggyback Registration Rights.
          -----------------------------

          (a)  Registration Rights.  If  the Company proposes to register any of
               -------------------
its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration effected pursuant to Rule 145 under the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 15 days after mailing of such notice by the Company in accordance with Section 4.6, the Company shall, subject to the provisions of paragraph (b) below, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company and other holders of registration rights proposing to distribute securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the Company and the managing underwriter determine that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude entirely the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing Registrable Securities and other securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the underwriting on behalf of each selling Holder and each other holder distributing securities in such underwriting shall be allocated pro-rata among all selling Holders and all such other holders according to the
--------
respective amounts of Registrable Securities and other securities entitled to registration rights under an agreement with the Company held by such selling Holders or holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

     1.4  Form S-3 Registration. In case the Company shall receive from the
          ---------------------
Holders a written request or requests that the Company effect a registration on Form S-3 or any successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any 12 month period; or (3) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3.

     1.5  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.6  Expenses of Registration.  The Company shall bear and pay all expenses
          ------------------------
incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this
Section 1 for each Holder, which right may be assigned only as provided in
Section 1.10, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and no more than one counsel for all the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.7  No Delay of Registration.  No Holder shall have any right to obtain or
          ------------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.8  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement
                               --------  -------
contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arising out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the
                                                --------  -------
indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). In no event shall any indemnity by any Holder under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 unless the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party hereunder, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any Holder be required to contribute under this subsection 1.8(d) an aggregate amount in excess of the gross proceeds from the offering received by such Holder less any amounts paid by the Holder pursuant to subsection 1.8(b). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

    1.9   Reports under the Exchange Act.  With a view to making available to
          ------------------------------
the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Securities Act Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

    1.10  Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) constituent partners and affiliates of a Holder or (ii) a transferee or assignee of such securities who, after such assignment or transfer, holds at least ten thousand (10,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations); provided: (a) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.11 and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

    1.11  Limitation on Subsequent Registration Rights. From and after the date
          --------------------------------------------
of this Agreement, the Company shall not, without the prior written consent of the Investors holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Securities of the Investors which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2 (a) or within ninety (90) days after the effective date of any registration effected pursuant to Section 1.2.

    1.12 "Market Stand-Off" Agreement.  Each Holder hereby agrees that, during
          ----------------------------
the period specified by the Company or any underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, the Holder shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it as of the effective date except Registrable Securities included in such registration; provided that:

          (a) all officers and directors of the Company enter into similar agreements; and

          (b) such market stand-off time period shall not exceed 180 days except as may be agreed by Holders of a majority of the then outstanding Registrable Securities.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.13 Termination of Registration Rights.  The right of any Holder to
               ----------------------------------
include Registrable Securities in any registration pursuant to Section 1.2, 1.3, or 1.4 shall terminate upon the earlier of (i) such date as a public trading market shall exist for the Company's Common Stock and all shares of Registrable Securities beneficially owned by such Holder may immediately be sold under Rule 144 (without regard to Rule 144(k)) during any 90-day period, and (ii) the date that is three years following the date of the Company's initial underwritten public offering.

     2.   Covenants of the Company.
          ------------------------

          2.1  Delivery of Financial Statements.  The Company shall deliver to
               --------------------------------
each Investor, so long as such Investor shall be a Holder:

               (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles, and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and a statement of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (d) Within 10 days after the end of each month, an unaudited statement of cash flows and a copy of the bank statements for the Company's accounts with any financial institution for the preceding month.

          2.2  Inspection.  The Company shall permit each Investor, so long as
               ----------
such Investor shall be a Holder, at such Investor's expense, to visit and audit the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers.

          2.3  Proprietary Information and Inventions Agreements.  The Company
               -------------------------------------------------
will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors. In addition, the Company will cause consultants now or hereafter employed by the Company or any subsidiary with access to confidential information to enter into such proprietary information and inventions agreement, as appropriate.

          2.4   Termination of Covenants. The covenants set forth in this
                ------------------------
Section 2 shall terminate and be of no further force or effect when the sale of securities to the general public pursuant to a registration statement filed by the Company under the Securities Act is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Securities Act, whichever event shall first occur.

          2.5   Right of First Offer. Subject to the terms and conditions
                --------------------
specified in this paragraph 2.5, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (for purposes of this Section 2.5 only, "Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within 30 calendar days after giving of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities, options or warrants).

          (c) If all Shares referred to in the Notice that Investors are entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 45 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this paragraph 2.5 shall not be applicable (i) to the issuance or sale of shares of Common Stock approved by the Company's Board of Directors to officers, directors, employees or consultants for the primary purpose of soliciting or retaining their services; (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 or Form SB-2; (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities (provided the original convertible or exercisable securities were subject to the right of first offer); (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) to the issuance of securities in connection with any stock split, stock dividend or recapitalization by the Company.

               (e) The right of first offer set forth in this Section 2.5 may not be assigned or transferred, except by each Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor.

               (f)  Termination of Rights of First Offer. This right of first
                    ------------------------------------
offer shall terminate and be of no further force or effect when the sale of securities to the general public pursuant to a registration statement filed by the Company under the Securities Act is consummated.

     3.   Miscellaneous.
          -------------

          3.1  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of Colorado as such laws apply to agreements entered into by residents of such state and to be performed entirely within such state.

          3.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid; (b) upon delivery, if delivered by hand; (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Investors, at the Investors' respective addresses as set forth on Exhibit A hereto and (ii) if to the Company, at the
                          ---------
address of its principal corporate offices (attention: Secretary), or in any such case at such other address as a party may designate by 10 days advance written notice to the other party pursuant to the provisions above.

          3.6   Expenses.  If any action at law or in equity is necessary to
                --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7   Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8   Aggregation of Stock.  All shares of the Preferred Stock of the
                --------------------
Company held or acquired (or Common Stock issuable upon conversion thereof) by affiliated entities or persons shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement.

          3.9   Severability. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.10  Entire Agreement; Amendment; Waiver. This Agreement (including
                -----------------------------------
the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.


                                    COMPANY:

                                    JABBER, INC.


                                    By:____________________________
                                    Name:
                                    Title:


                                    INVESTORS:

                                    FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

                                    By:____________________________
                                    Name:
                                    Title:

                                    DIAMOND TECHNOLOGIES
                                    PARTNERS, INC.

                                    By:____________________________
                                    Name:
                                    Title:

                                   Exhibit A
                                   ---------


                                   Investors
                                   ---------

                                                               Number of Shares of
Name                                                 Series A-1 Preferred/Series B Preferred
---------------------------------------------        ---------------------------------------
France Telecom Technologies Invesstisements          ___________________/___________________

Diamond Technologies Partners, Inc.                  ___________________/___________________

                                   EXHIBIT C

                                 JABBER, INC.

                            STOCKHOLDERS AGREEMENT

     This Agreement is made as of July 6, 2001, by and among Jabber, Inc., a Delaware corporation (the "Company"), France Telecom Technologies Investissements, a French corporation (the "Investor"), each of the persons listed as such on the Schedule of Holders attached hereto as Exhibit A (the
                      -------------------                    ---------
"Other Stockholders"), and their permitted assigns and such other holders of the Company's capital stock who become parties hereto from time to time and their permitted successors and assigns (collectively, the Investor, the Other Stockholders and such other stockholders who become parties hereto are referred to herein as the "Stockholders" and individually as a "Stockholder").

     WHEREAS, it is expected that the Investor will purchase shares of the Company's Series A-1 and Series B Convertible Preferred Stock, par value $.01 per share (collectively, the "Preferred Stock"), convertible into the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to a purchase agreement between the Investor, the Company, and Webb Interactive Services, Inc. ("Webb"), dated as of the date hereof (the "Equity Purchase Agreement").

     WHEREAS, the Other Stockholders have or will acquire shares of Common Stock, Series A-1 or A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock.

     WHEREAS, any other Persons who purchase at least 5% of the Company's Capital Stock (on as as-converted basis) shall become parties to this Agreement by executing a supplementary signature page hereto.

     WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of: (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholders' capital stock of the Company may be transferred.

     WHEREAS, capitalized terms used but not otherwise defined herein are defined in Section 7 hereof.
           ---------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   Board of Directors.
          ------------------

               (a)  Until the provisions of this Section 1 cease to be
                                                 ---------
     effective, each Stockholder shall vote all of his, her or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                    (i) the authorized number of directors on the Board shall be determined by, and may be increased or decreased by, the Board, provided, however, that the authorized number of directors on the Board
     --------  -------
     shall initially be established at five;

                    (ii)  the following persons shall be elected to the Board:

                          (A) One member of the Board shall be designated by the majority of the holders of the Series B Preferred Stock (the "Series B Director"); provided, however, that such person shall
                               --------  ------
                               initially be elected within 30 days after the First Closing contemplated by the Equity Purchase Agreement;


                          (B) Two members of the Board shall be designated by Webb (the "Webb Directors"); and

                          (C) the remaining members of the Board shall be designated by Webb (so long as no Event of Default, as defined below, has occurred) following consultation with and good faith consideration of the stated interests of the Investor, it being understood that these two nominees are intended to be good, capable and independent.

                    (iii) the removal from the Board (with or without cause) of the Series B Director or the Webb Directors shall be made only upon the written request of the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above;
            ----------------

                    (iv) in the event that any person ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section
                                                                   -------
1(a)(ii) above; and
--------

                    (v) In the event that the Investor elects not to designate any Investor Director in accordance with Section 1(a)(ii)(A) above, the Stockholders and the Company agree not to vote to fill such vacancy other than with an individual designated by Investor.

               (B) The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof.

     2.   Conflicting Agreements.  Each Stockholder represents that he, she or
          ----------------------
it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement.

     3.   Restrictions on Transfer of Stockholder Shares. A Stockholder may
          ----------------------------------------------
freely sell, transfer, assign, pledge or otherwise dispose of any interest in any Stockholder Shares (a "Transfer") except as provided in this Section 3 and
                                                                 ---------
the other provisions of this Agreement. For purposes of this Section 3 only "Stockholder" means any Stockholder other than Webb.
                                    ---------------


               (a)  First Refusal Right. A Stockholder may only Transfer
                    -------------------
Stockholder Shares to a Category I or Category II Company if the following conditions are met:

                         (i)    At least 45 days prior to making any Transfer of
any Stockholder Shares to a Category I or Category II Company, the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (the "Offer Notice") to the Company, the Investor and the Other Stockholders, specifying in reasonable detail the proposed number and class of Stockholder Shares to be transferred, the identity of the proposed transferee(s) of such shares, and the proposed terms (including price and whether paid in one lump sum or in installments) and conditions of the Transfer (the "Minimum Sale Terms").


                         (ii)   The Company may elect to purchase up to all of
the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 10 days after the delivery of the Offer Notice.

                         (iii)  If the Company has not elected to purchase all
of the Stockholder Shares within such 10-day period, the Investor and the Other Stockholders may elect to purchase all (but not less than all) of the applicable class(es) of such Stockholder Shares not purchased by the Company at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Stockholder as soon as practical, but in any event within 30 days after delivery of the Offer Notice. If the Investor and the Other Stockholders have in the aggregate elected to purchase more than the number of Stockholder Shares being offered by the Transferring Stockholder and not being purchased by the Company, the shares shall be allocated among the Investor and the Other Stockholders electing to purchase shares according to such Person's pro rata share. Each Person's pro rata share for this Section
              --- ----                       --- ----                -------
3(b)(iii) shall equal the product of (x) the quotient determined by dividing the
---------
percentage of Stockholder Shares (on an as converted basis) owned by such Person by the aggregate percentage of Stockholder Shares (on an as converted basis) owned by the Investor and such Other Stockholders who have elected to participate in such Transfer and (y) the number of Stockholder Shares (on an as converted basis) to be sold in the contemplated Transfer.

                         (iv)   If the Company, the Investor or any Other
Stockholders have elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 45 days after the delivery of the Offer Notice. If the Company, the Investor and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 120 days after the delivery of the Offer Notice, transfer such Stockholder Shares to one or more Category I or Category II Companies at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company, the Investor and the Other Stockholders in the Offer Notice.

                         (v)    The purchase price specified in any Offer Notice
shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged without the prior written consent of the Company, which consent may not be unreasonably withheld.

          (b)  Participation Rights.  A Stockholder may make a Significant
               --------------------
Transfer of Stockholder Shares if the following conditions are met:

                         (i)    At least 60 days prior to offering to make a
Significant Transfer of any Stockholder Shares to a Person, a Stockholder shall deliver a written notice of the Stockholder's intention to offer such shares to the Company, the Investor and the Other Stockholders. At least 30 days prior to any Significant Transfer of Stockholder Shares, the Stockholder proposing to make such Significant Transfer (the "Selling Stockholder") shall deliver a written notice (the "Sale Notice") to the Company, the Investor and the Other Stockholders specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Stockholders Shares being transferred and the terms (including price and whether paid in one lump sum or installments) and conditions of the Significant Transfer.

                         (ii)   The Investor and the Other Stockholders may
elect to participate in the proposed Significant Transfer by delivering written notice to the Selling Stockholder within 20 days after delivery of the Sale Notice. If the Investor and any Other Stockholders have elected to participate in such Significant Transfer, the Selling Stockholder, the Investor and such Other Stockholders shall be entitled to sell in the contemplated Significant Transfer, at the same price and on the same terms with respect to each class of Stockholder Shares to be sold, a number of Stockholder Shares equal to the product of (x) the quotient determined by dividing the percentage of Stockholder Shares (on an as converted basis) owned by such person by the aggregate percentage of Stockholder Shares (on an as converted basis) owned by the Selling Stockholder, the Investor and such Other Stockholders who have elected to participate in such Significant Transfer and (y) the number of Stockholder Shares (on an as converted basis) to be sold in the contemplated Significant Transfer.

                         (iii)  Each Selling Stockholder shall use reasonable
best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investor and/or the Other Stockholders in any contemplated Significant Transfer under this paragraph (c), and each Stockholder shall not
                                -------------
transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Investor and/or the Other Stockholders.


                         (iv)   No Stockholder Shares may be pledged without the
prior written consent of the Company, which consent may not be unreasonably withheld.

                         (v)    For purposes of this paragraph (c), only
                                                     -------------
Stockholder Shares from the class or classes of Stockholder Shares to be sold in the Significant Transfer may participate in the Significant Transfer.


               (c)  Continuation and Termination of Restrictions. Except as
                    --------------------------------------------
provided in the following sentence, the restrictions contained in this Section 3
                                                                       ---------
shall continue to be applicable to the Stockholder Shares after any Transfer. The restrictions set forth in this Section 3 shall terminate with respect to
                                   ---------
each Stockholder Share on the earlier of the date on which such Stockholder Share has been transferred in a Public Sale or upon the consummation of a Qualified Public Offering.

     4.   Restrictions on Transfer of Stockholder Shares by Webb. Webb may
          ------------------------------------------------------
freely Transfer Stockholder Shares except as provided in this Section 4.
                                                              ---------
               (a)  Consent Right.
                    -------------

                         (i)    Subject to Section 4(c), Webb shall not transfer
any Stockholder Shares to either a Category I or Category II Company (in one transaction or any series of transactions) without the prior written consent of the Investor if such Transfer represents more than 20% of the Company's then outstanding Capital Stock (on an as-converted basis); provided that in the case of a sale to a Category I Company, such Category I Company shall be entitled to purchase Stockholder Shares representing less than 20% of the Company's then outstanding Capital Stock (on an as-converted basis) and only if such Category I Company does not obtain a seat on the Board of Directors of the Company and such Category I Company does not obtain any of the rights or privileges set forth in
Section 1(b) of that certain Statement of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock.

                         (ii)   Notwithstanding the preceding subparagraph (i)
of this Section 4(a), if Webb receives an offer from a Category II Company to purchase (in one transaction or any series of transactions) Stockholder Shares owned by Webb, which Stockholder Shares constitute greater than 20% of the Company's then outstanding Capital Stock (on an as-converted basis) following such sale, and such offer is at a price per Stockholder Share greater than three times the price Investor paid for its Stockholder Shares (on an as-converted basis) (the "Category II Terms"), then the Investor's prior written consent shall not be required for such Transfer; provided that the Investor shall have a right of first refusal to purchase all of such shares as set forth in paragraph
(b) of this Section 4 and provided, further, that in the event of a sale on Category II Terms, the purchaser of such shares shall not be entitled to any of the rights or privileges set forth in Section 1(b) of that certain Statement of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock.

               (b)  Right of First Refusal. If the Board of the Investor grants
                    ----------------------
the authorization referred to in 5.2.10 and Webb intends either (i) to make any Transfer on Category II Terms, or

     (ii) to make any Transfer which represents more than 20% of the Company's then outstanding Capital Stock (on an as-converted basis) to a party which is not a Category I or Category II company, then, at least 45 days prior to making any such Transfer, Webb shall deliver a written notice (the "Webb Notice") to the Investor, specifying in reasonable detail the proposed number and class of Stockholder Shares to be transferred by Webb, the identity of the proposed transferee(s) of such shares, and the proposed terms (including price and whether paid in one lump sum or in installments) and conditions of the Transfer (the "Webb Minimum Sale Terms").

                    (i) The Investor may elect to purchase the Stockholder Shares specified in the Webb Notice at the price and on the terms specified therein by delivering written notice of such election to Webb as soon as practical but in any event within 10 days after the delivery of the Webb Notice.

                    (ii) If Investor elects to purchase the Stockholder Shares specified in the Webb Notice, then the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice. If the Investor has elected not to purchase all of the Stockholder Shares being offered, then (x) Webb may, within 120 days after the delivery of the Webb Notice, and subject to paragraph (c) of this Section 4, transfer such
                                 -------------
     Stockholder Shares to one or more third parties at a price no less than the price per share specified in the Webb Notice and on other terms no more favorable to the transferees than offered to the Investor in the Webb Notice and (y) the terms of paragraph (d) below shall apply.

          (c)  Participation Rights. If there is an offer received by Webb that
               --------------------
     is not prohibited by the terms of paragraph (a) of this Section 4 or is not on Category II Terms, then Webb may make a Transfer of Stockholder Shares if the following conditions are met:

                    (i) At least 45 days prior to any Transfer of Stockholder Shares, Webb shall deliver a written notice (the "Webb Sale Notice") to the Investor specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Stockholders Shares being transferred and the terms (including price and whether paid in one lump sum or installments) and conditions of the Transfer.

                    (ii) The Investor may elect to participate in the proposed Transfer by delivering written notice to Webb within 10 days after delivery of the Webb Sale Notice. If the Investor elects to participate in such Transfer, the Investor shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms with respect to each class of Stockholder Shares to be sold by Webb, a number of Stockholder Shares of each class equal to the product of (x) the quotient determined by dividing the percentage of Stockholder Shares of such class owned by the Investor by the aggregate percentage of Stockholder Shares (on an as converted basis) owned by Webb and the Investor and (y) the number of Stockholder Shares (on an as converted basis) to be sold in the contemplated Transfer.

                    (iii) Webb shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investor in any contemplated Transfer under this paragraph (d), and Webb shall not transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Investor.

     5. Legend. Each certificate evidencing Stockholder Shares and each
        ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY ___, 2001, AMONG THE ISSUER OF SUCH SECURITIES AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The Company shall cause the legend set forth above to be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

     6. Public Offering. In the event that the Board and the holders of a
        ---------------
majority of the outstanding shares of Capital Stock (voting on an as converted basis) approve an initial public offering and sale of Capital Stock for cash (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the Stockholders shall take all reasonably necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital structure shall adversely affect the marketability of the offering, each Stockholder shall consent to and vote for a recapitalization, reorganization and/or exchange of Capital Stock into securities that the managing underwriters, the Board and holders of a majority of the Stockholder Shares find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided,
                                                                      --------
however, that (i) the resulting securities reflect and are consistent with the
-------
relative rights and preferences among the outstanding classes of securities set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering and such recapitalization, reorganization or exchange is otherwise fair and reasonable to the Company and the holders of each class of the Company's equity securities taking into account each of the relative rights and preferences and (ii) the Company shall reimburse each Stockholder for the reasonable expenses incurred by such Stockholder in taking such actions.

     7. Sale of the Company.
        -------------------

          (a) If the Board and the holders of the outstanding shares of Capital Stock approve a Sale of the Company, each holder of Capital Stock shall vote for, consent to and raise no objections against such Sale of the Company. If the Sale of the Company is structured as a: (i) merger or consolidation, each holder of Capital Stock shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Capital Stock shall agree to sell all of his, her or its Capital Stock and rights to acquire Capital Stock on the terms and conditions approved by the Board and the holders of a majority of the outstanding shares of Capital Stock. Each holder of Capital Stock shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b) The obligations of the holders of Capital Stock with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, each share of a class of Capital Stock shall receive the same form of consideration and the same amount of consideration as the other shares of that class of Capital Stock;
(ii) if any holders of a class of Capital Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Capital Stock shall be given the same option; (iii) each holder of then currently exercisable rights to acquire shares of a class of Capital Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such class of Capital Stock or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Capital Stock received by holders of such class of Capital Stock in connection with the Sale of the Company less the exercise price per share of such class of Capital Stock of such rights to acquire such class of Capital Stock by (2) the number of shares of such class of Capital Stock represented by such rights; and (iv) no holder of Capital Stock shall be obligated to make any representations or warranties in connection with such Sale of the Company (other than representations as to itself and its ownership of the Capital Stock held by such holder) or to provide indemnities with respect to such Sale of the Company to the extent the maximum obligations of such holder in respect of such indemnities would exceed the consideration received by such holder in such Sale of the Company.

     8. Definitions.
        -----------

          "Affiliate" of the Investor means any general or limited partner of the Investor or any other person, entity or investment fund controlling, controlled by or under common control with the Investor.

          "Capital Stock" shall mean all shares of all classes of the Company's capital stock, including, without limitation, the Preferred Stock and the Common Stock.

          "Category I Company" shall mean each of Vodaphone, Deutsche telekom and Vivendi Universal and their successor, affiliates and assigns.

          "Category II Company" shall mean each of Microsoft, AOL Time-Warner, Inc., Yahoo!, Telefonica, Sprint Corporation, AT&T and NTT and their respective successor, affiliates and assigns; provided, however, that the Investor shall have the rights to redesignate up to two (2) Category II Companies on an annual basis.

          "Event of Default" has the meaning set forth in Section 6.1 of that certain Note Purchase Agreement dated May 2, 2001, as amended.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor or similar rule).

          "Qualified Public Offering" means the Board approved sale of shares of Capital Stock having an aggregate value of at least $10 million in an underwritten public offering registered under the Securities Act.

          "Sale of the Company" means any transaction or series of transactions described in Section 1(b)(iv), (v) or (vii) of that certain Designation of
             -----------------------------
Rights and Preferences of Series B Preferred Stock.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Significant Transfer" shall mean a Transfer in one transaction or a series of transactions of more than 20% of the aggregate outstanding shares of any class of Stockholder Shares by a Stockholder, other than Webb, and its
                                                  ---------------
Affiliates.

          "Stockholder Shares" means (i) any Capital Stock purchased, issued or otherwise acquired by any Stockholder; (ii) any equity securities issued or issuable directly or indirectly with respect to the Capital Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

     9.  Transfers; Transfers in Violation of Agreement.  Prior to transferring
         ----------------------------------------------
any Stockholder Shares to any person or entity, the Selling Stockholder shall cause the prospective transferee to execute and deliver to the Company and the Investor a counterpart of this Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     10. Holdback Agreement.  Each holder of Stockholder Shares shall not effect
         ------------------
any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of an initial Public Offering, unless the underwriters managing such initial Public Offering otherwise agree.

     11.  Amendment and Waiver. Except as otherwise provided herein, no
          --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investor, and the holders of at least a majority of each class of Capital Stock; provided that in no event shall any such amendment adversely effect the rights of any holder of Capital Stock without the consent of such holder unless such amendment adversely effects the rights of all holders of Capital Stock in the same manner. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     12.  Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13.  Entire Agreement. Except as otherwise expressly set forth herein, this
          ----------------
document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14.  Successors and Assigns.  Except as otherwise provided herein, this
          ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     15.  New Stockholders. During the term of this Agreement, the Company shall
          ----------------
cause all transferees who purchase at least five percent (5%) of the Capital Stock (on an as converted basis)to become parties hereto, without the consent of any Stockholders hereto, by execution and delivery of a counterpart to this Agreement. For purposes of this Agreement, all additional shares of Capital Stock issued by the Company to such transferees shall be deemed to be "Stockholder Shares" and each such transferee shall be deemed to be a "Stockholder." Upon acquisition of at least five percent (5%) of the shares of any class(es) of Stockholder Shares, a Stockholder shall be added to Schedule A hereto and shall thereby become an "Other Stockholder."

     16.  Counterparts. This Agreement may be executed in separate counterparts
          ------------
each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     17.  Remedies. The Company, the Investor, and the Stockholders shall be
          --------
entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each of the Company, the Investor, and the Stockholders may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     18.  Notices. Any notice provided for in this Agreement shall be in writing
          -------
and shall be either personally delivered, sent by facsimile or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the address set forth in the Schedule of Holders or below
                                                  -------------------
as to the Company and the Investor and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Capital Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          If to the Company:
          -----------------


               Jabber, Inc.
               1899 Wynkoop, Suite 600
               Denver, Colorado 80202
               Facsimile: (303) 295-3584
               Attention:  Rob Balgley

          If to the Investor:
          ------------------


               France Telecom Technologies Investissements
               38-40 rue du Gal Leclerc
               92794 Issy les Moulineaux Cedex 9
               Facsimile: 011 33 145 296 560
               Attention: Eric Cozanet

          with a copy to:
          --------------

               Davis Graham & Stubbs LLP
               1550 Seventeenth Street
               Suite 500
               Denver, Colorado  80202
               Attention:  Christopher Richardson, Esq.
               Tel. No:  (303) 892-9400
               Fax No:  (303) 893-1379

     19.  Governing Law.  The corporate law of Colorado shall govern all issues
          -------------
concerning the relative rights of the Company and its stockholders and all questions concerning the construction, validity and interpretation of this Agreement.

     20.  Term of Agreement.  The Term of this Agreement shall begin on the date
          -----------------
hereof and shall terminate on the first to occur of the following events: (a) the written consent of all Stockholders; (b) the Sale of the Company; (c) a merger or other business combination involving the Company in which the holders of the Company's capital stock immediately prior to the effective time of such merger or business combination own less than 50% of the capital stock of the surviving corporation (determined on a fully diluted basis) immediately after the effective time of such merger or business combination; or (d) the closing of a Qualified Public Offering; provided, however, that unless earlier terminated
                             --------  -------
pursuant to clauses (a), (b), (c) or (d) above, the agreements set forth in
Section 1 hereof shall terminate on the date ten years after the date hereof.
---------

     21.  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

     22.  Recitals.  The recitals to this Agreement are hereby specifically
          --------
incorporated into this Agreement and shall be used to determine the content, meaning and interpretation hereof.

                            SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                              JABBER, INC.

                              By:____________________________________________
                                 Name:
                                 Title:

                              FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

                              By:____________________________________________
                                 Name:
                                 Title:

                              DIAMOND TECHNOLOGIES PARTNERS

                              By:____________________________________________
                                 Name:
                                 Title:

                              WEBB INTERACTIVE SERVICES, INC.

                              By:____________________________________________
                                 Name:
                                 Title:

                              Name:__________________________________________

                                   Exhibit A
                                      to
                            Stockholders Agreement
                            ----------------------

Investor:
--------

France Telecom Technologies Investissements

Diamond Technologies Partners, Inc.